UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2012

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 24, 2012, the Board of Directors (the “Board”) of The Medicines Company (the “Company”) approved an amendment to the Company's Amended and Restated By-laws (the “By-laws”) to provide that a nominee for election as a director in an uncontested election (an election where the number of nominees is equal to or less than the number of directors slated to be elected) will only be elected if the number of votes cast “for” the nominee exceed the number of votes cast “against” the nominee and to make other ministerial and conforming changes. In the case of a contested election (a situation in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors will continue to be elected by a plurality of the votes cast. Prior to this amendment, all nominees for election as a director of the Company were elected at a meeting by stockholders by a plurality of the votes cast by the stockholders entitled to vote on the election at the meeting.

A copy of the text of the amendment to Section 1.9 of the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K. The amendment was effective immediately upon its approval by the Board. The Company will file a complete copy of the By-laws, as amended, as an exhibit to its next periodic report.

Item 8.01 Other Events

In connection with the amendment to the By-laws, the Board also approved amendments to the Company's Corporate Governance Guidelines to institute certain procedures related to the Company's adoption of a majority voting standard for the election of directors in uncontested elections. As amended, the Corporate Governance Guidelines require each incumbent directors standing for re-election in an uncontested election to deliver to the Board an irrevocable resignation which will become effective if (a) the incumbent director fails to receive a sufficient number of votes to satisfy the majority voting standard required by the amended By-laws and (b) the board determines to accept such resignation. The amended Corporate Governance Guidelines also outline the procedures to be followed by the Board (and its committees) in determining whether or not to accept the resignation of a director in these circumstances. The Company's Corporate Governance Guidelines, as amended, are available on the Company's website at www.themedicinescompany.com.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

3.1	Amended Text of Article I, Section 9 of the Amended and Restated By-laws of The Medicines Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  April 25, 2012
By:    /s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amended Text of Article I, Section 9 of the Amended and Restated By-laws of The Medicines Company